UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2010

BRINK’S HOME SECURITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-34088	80-0188977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Esters Boulevard

Irving, TX 75063

(Address of principal executive offices, including zip code)

(Registrant’s telephone number including area code): (972) 871-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Introductory Note

On May 14, 2010, Brink’s Home Security Holdings, Inc. (the “Company”) completed its merger (the “Merger”) with Barricade Merger Sub, Inc. (“Merger Sub”), a direct wholly owned subsidiary of Tyco International Ltd. (“Tyco”), whereby the Company merged with and into Merger Sub with Merger Sub continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Tyco. The Merger was effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 18, 2010, as amended, by and among the Company, Tyco, Merger Sub, and, solely for the purposes specified therein, ADT Security Services, Inc.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on May 14, 2010 the Company terminated its Credit Agreement, dated as of October 21, 2008, as amended, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, the other lenders and agents thereto (the “Credit Agreement”), as of the effective time of the Merger. Other than three outstanding letters of credit in the aggregate amount of approximately $4.3 million, no amounts were outstanding under the Credit Agreement at the effective time of the Merger. Payment of the letters of credit, which remain outstanding notwithstanding the termination of the Credit Agreement, have been guaranteed by Tyco.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 14, 2010, the Company notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger, pursuant to which each share of the Company’s common stock was converted into the right to receive the Merger Consideration (as defined below). The Company requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 to report that the shares of the Company’s common stock are no longer listed on the NYSE. The disclosure under Item 3.03 is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The Merger Agreement was approved by the Company’s shareholders at a special meeting of the Company’s shareholders held on May 12, 2010 (the “Special Meeting”), and the Merger was consummated on May 14, 2010.

Pursuant to the terms of the Merger Agreement and as announced by Tyco pursuant to press releases dated May 10, 2010 and May 14, 2010, each outstanding share of the Company’s common stock was converted into, effective as of May 14, 2010, the right to receive: (i) $13.15 in cash and 0.7562 Tyco shares, for those shareholders of the Company who made an all-cash election pursuant to the Merger Agreement; (ii) 1.0951 Tyco shares, for those shareholders of the Company who made an all-stock election pursuant to the Merger Agreement; and (iii) $12.75 in cash and 0.7666 Tyco shares, for those shareholders of the Company who made a mixed cash/stock election or who failed to make an election by the election deadline in accordance with the terms of the Merger Agreement.

Tyco is using cash on hand to fund the cash portion of the merger consideration payable in connection with the Merger.

Pursuant to the Merger Agreement, fractional Tyco shares will not be issued. In lieu thereof, Company shareholders will receive cash for their fractional share interests in accordance with the terms of the Merger Agreement.

Upon the effective time of the Merger, holders of the Company’s common stock immediately prior to the effective time of the Merger ceased to have any rights as shareholders of the Company (other than their right to receive the merger consideration).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2010, as amended by Amendment No. 1 to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 22, 2010, each of which is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred, and the Company merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Tyco. The disclosure under the Introductory Note and Item 3.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, Tyco requested the resignation of each director and executive officer of the Company from their capacity as a director and/or officer, effective as of the closing of the Merger. Pursuant to Tyco’s request, all of the current directors and executive officers of the Company resigned their respective positions with the Company as of the closing of the Merger. These resignations were not resignations from employment and were not a result of any disagreements between the Company and such persons on any matter relating to the Company’s operations, policies or practices. Upon the completion of the Merger, the directors and executive officers of Merger Sub became the directors and executive officers of the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, Proposals 1 and 2 were approved by the Company’s shareholders. The proposals are described in detail in the proxy statement filed by the Company with the SEC on April 8, 2010. At the Special Meeting, the holders of 33,536,664 shares of the Company’s common stock, which represents approximately 73.11 percent of the shares of the Company’s common stock outstanding and entitled to vote as of the record date of March 31, 2010, were represented in person or by proxy. The voting results of the Special Meeting are set forth below.

Proposal 1 — Approval of Merger Agreement, Merger and Plan of Merger - The Company’s shareholders approved the Merger Agreement, the Merger and the Plan of Merger. The voting results were 33,385,796 shares “FOR,” 62,768 shares “AGAINST,” and 88,100 abstentions.

Proposal 2 — Adjournment of Special Meeting to Solicit Additional Proxies if there is an Insufficient Number of Votes to Approve the Merger Agreement, the Merger and the Plan of Merger - The Company’s shareholders approved the proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there had been an insufficient number of votes at the time of such adjournment to approve the Merger Agreement, the Merger and the Plan of Merger. The voting results were 31,267,889 shares “FOR,” 2,253,758 shares “AGAINST,” and 15,017 abstentions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 18, 2010, by and among Brink’s Home Security Holdings, Inc., Tyco International Ltd., Barricade Merger Sub, Inc. and ADT Security Services, Inc. (incorporated herein by reference to Exhibit 2.1 of Brink’s Home Security Holdings, Inc.’s Current Report on Form 8-K filed January 19, 2010).

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 22, 2010, by and among Brink’s Home Security Holdings, Inc., Tyco International Ltd., Barricade Merger Sub, Inc. and ADT Security Services, Inc. (incorporated herein by reference to Exhibit 2.1 of Brink’s Home Security Holdings, Inc.’s Current Report on Form 8-K filed March 22, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRICADE MERGER SUB, INC., the successor company to Brink’s Home Security Holdings, Inc.

Date: May 14, 2010

	By:	/S/ JOHN S. JENKINS, JR.
	Name:	John S. Jenkins, Jr.
	Title:	Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 18, 2010, by and among Brink’s Home Security Holdings, Inc., Tyco International Ltd., Barricade Merger Sub, Inc. and ADT Security Services, Inc. (incorporated herein by reference to Exhibit 2.1 of Brink’s Home Security Holdings, Inc.’s Current Report on Form 8-K filed January 19, 2010).

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 22, 2010, by and among Brink’s Home Security Holdings, Inc., Tyco International Ltd., Barricade Merger Sub, Inc. and ADT Security Services, Inc. (incorporated herein by reference to Exhibit 2.1 of Brink’s Home Security Holdings, Inc.’s Current Report on Form 8-K filed March 22, 2010).

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